SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________

FORM 8-K
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CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

July 1, 2010
Date of report (Date of earliest event reported)

Rotate Black, Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	0-14039	75-3225181
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

932 Spring Street, Suite 201
PETOSKEY, MI 49770
(Address of Principal Executive Offices) (Zip Code)

231/347-0777
(Registrant's telephone number, including area code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

Rotate Black, Inc. (the “Company”) on July 1, 2010, entered into an agreement with Catskills Gaming and Development, LLC (“Catskills”), pursuant to which the Company and its affiliate Rotate Black, LLC, agreed to sell to Catskills shares of stock constituting 100% of the ownership of Rotate Black Gaming, Inc. (“Gaming”), for aggregate consideration of $21 million (the “Agreement”).  According to the Agreement, the consideration is to be paid in installments as follows:

(a)
$2 million on or before the first anniversary of the date of the opening for business to the public of a gaming facility under a management agreement between Catskills, as manager, and the Seneca Nation of Indians, in or near the Counties of Ulster and Sullivan in the State of New York (the “Opening Date”);

(b)	$2 million on the second anniversary of the Opening Date;
(c)	$3.4 million on the third anniversary of the Opening Date;
(d)	$3.4 million on the fourth anniversary of the Opening Date;
(e)	$3.4 million on the fifth anniversary of the Opening Date;
(f)	$3.4 million on the sixth anniversary of the Opening Date; and
(g)	$3.4 million on the seventh anniversary of the Opening Date.

In connection with the transaction, Catskills has agreed to assume indebtedness of Gaming and LLC, in the aggregate amount of $6.3 million.

The Company expects to close the transaction on or before July, 16, 2010.

A copy of the Agreement is filed herewith as Exhibit 10.6.

Item 9.01   Financial Statements and Exhibits.

(d)   Exhibits

Exhibit No.	Description
10.6	Agreement with Catskills Gaming and Development, LLC.
99.1	Rotate Black, Inc. Sells Catskills Gaming Subsidiary

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Rotate Black, Inc. (Registrant)

Date: July 9, 2010	By:	/s/ JOHN C. PAULSEN
Name: John C. Paulsen
Title: Chief Executive Officer